Exhibit 10.5

AMENDED AND RESTATED LIMITED WAIVER

THIS AMENDED AND RESTATED LIMITED WAIVER dated as of June 15, 2020 (the “A&R Limited Waiver”) is granted by Bank of Montreal, as administrative agent (the “Administrative Agent”), on behalf of and at the direction of the Required Lenders in favour of MGE Niagara Entertainment Inc. (the “Borrower”);

WHEREAS the Borrower entered into a credit agreement dated as of June 10, 2019 (as amended on July 17, 2019 and as may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”) with, among others, Complex Services Inc., as guarantor, the Administrative Agent, and each of the lenders party thereto from time to time, as lenders (the “Lenders”);

AND WHEREAS in light of the COVID-19 pandemic and in accordance with Applicable Law, OLG has authorized and directed the temporary closure of the Casino Facilities (the “Closure”) until the earlier of 3:59:59 a.m. on (i) June 30, 2020, subject to extension by agreement of the parties, and (ii) the date on which such Casino Facilities are permitted to open to the public in accordance with Applicable Law, subject to any other re- opening date by agreement of the parties (the closure, without regard to any extension thereof, being the “Closure Period”);

AND WHEREAS OLG has agreed to provide certain financial relief to the Borrower under the COSA during the Closure Period, as further described in the letter from OLG to the Borrower dated April 19, 2020, a copy of which has been provided to the Lenders;

AND WHEREAS, the Closure has been for a duration of more than 60 consecutive days which, in the absence of the May Limited Waiver (as defined below), would have resulted in an Event of Default under Section 11.1.11 of the Credit Agreement (the “Specified Event of Default”);

AND WHEREAS, pursuant to a Limited Waiver dated as of May 15, 2020 (the “May Limited Waiver”), the Administrative Agent on behalf of and at the direction of the Required Lenders waived the Specified Event of Default, and any consequences thereof, under the Credit Agreement or any other Loan Document until June 15, 2020;

AND WHEREAS, the Borrower has requested that the Required Lenders extend the waiver of any occurrence of the Specified Event of Default, and any consequences thereof, under the Credit Agreement or any other Loan Document from the date hereof until June 30, 2020 (such period being referred to herein as the “Extended Waiver Period”);

AND WHEREAS in accordance with Section 9.2.15 of the Credit Agreement, upon the assignment to, and assumption by, the Borrower of the NFEC Lease (the “NFEC Lease Assignment Date”), the Borrower is required to contemporaneously deliver to the Administrative Agent the closing deliverables set out in such Section (the “NFEC Deliverables”).

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AND WHEREAS the Borrower has requested that the Required Lenders waive the requirement to deliver the NFEC Deliverables on the NFEC Lease Assignment Date and grant an extension to June 30, 2020;

AND WHEREAS the Required Lenders have agreed to the requested waiver on the terms and conditions specified herein;

NOW THEREFORE the parties hereto hereby agree as follows:

1.	Capitalized terms used and not otherwise defined in this A&R Limited Waiver shall have the meanings given to them in the Credit Agreement.
2.

The Administrative Agent on behalf of the Required Lenders hereby waives any occurrence of the Specified Event of Default, and any consequences thereof, under the Credit Agreement or any other Loan Document during the Extended Waiver Period; provided that the Borrower shall not request, and the Lenders shall have no obligation to make available, any Advances under either Credit Facility during the Extended Waiver Period.

3.

The Administrative Agent on behalf of the Required Lenders hereby waives the requirement to deliver the NFEC Deliverables on the NFEC Lease Assignment Date; provided such NFEC Deliverables are executed and delivered to the Administrative Agent by no later than June 30, 2020.

4.

The waiver contained in this A&R Limited Waiver shall be effective only in this instance and for the specific purpose for which it was intended and shall not be deemed to be a consent to any other transaction or matter or waiver of compliance in the future, or a waiver of any preceding or succeeding breach of the same or any other covenant or provision of the Credit Agreement or any other Loan Document.

5.

This A&R Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This A&R Limited Waiver may be executed by way of electronic signature (including through an information system such as DocuSign or OneSpan or by any other electronic means) and any such execution of this A&R Limited Waiver shall be of the same legal effect, validity or enforceability as a manually executed signature. Delivery of an executed counterpart of a signature page to this A&R Limited Waiver by telecopier or by electronic transmission of a pdf formatted copy shall be effective as delivery of a manually executed counterpart of this A&R Limited Waiver.

6.

The Borrower, by countersigning this A&R Limited Waiver, confirms that (i) no Default or Event of Default has occurred and is continuing as of the date hereof and (ii) the representations and warranties of the Loan Parties made in or pursuant to the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except such representations and warranties which are specified to be made as of a particular date, in which case such representations and warranties were true and correct as of such date).

7.	This A&R Limited Waiver constitutes a Loan Document for the purposes of the Credit Agreement, and amends and restates the May Limited Waiver in its entirety.
8.	This A&R Limited Waiver shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

- signature pages follow -

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IN WITNESS WHEREOF, the Administrative Agent has signed this A&R Limited Waiver on behalf of and at the direction of the Required Lenders effective as of the first date written above.

BANK OF MONTREAL, as Administrative Agent

By:	/s/ James Di Giacomo
Name:	James Di Giacomo
Title:	Managing Director Loan Syndications

By:	/s/ Francois Wentzel
Name:	Francois Wentzel
Title:	Managing Director

[Signature Page - June 2020 A&R Waiver]

DocuSign Envelope ID: D2D9DE5C-1DD0-439C-BFB5-0684ABC594D3

The undersigned acknowledges and agrees to the foregoing as of the date first above written.

MGE NIAGARA ENTERTAINMENT INC., as Borrower

By:	/s/ Michael Silberling
Name:	Michael Silberling
Title:	President and Director

By:	/s/ Navtej Sandhawalia
Name:	Navtej Sandhawalia
Title:	Secretary

[Signature Page – June 2020 A&R Waiver & Consent]

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